EXHIBIT 99.1
News Release
Contacts:	Media - Alan H. McCoy, Vice President, Government & Public Relations (513) 425-2826
Investors – Albert E. Ferrara, Jr., Vice President, Finance & CFO (513) 425-2888

AK Steel Reports Third-Quarter 2007 Results

WEST CHESTER, OH, October 23, 2007 – AK Steel (NYSE: AKS) today reported net income of $108.4 million, or $0.97 per diluted share of common stock, for the third quarter of 2007, compared to net income of $26.0 million, or $0.23 per diluted share, for the third quarter of 2006.   The 2007 third-quarter results include a non-cash tax credit of $11.8 million, or $0.10 per share of common stock, for the increase in value of the company’s deferred tax assets as the result of a state tax law change.  Results for third-quarter 2006 included a $10.7 million, or $0.10 per share, after-tax charge related to the implementation of labor agreements at the company’s Zanesville, Ohio and Butler, Pennsylvania operations, as well as a $3.0 million, or $0.03 per share, reduction in the value of a deferred tax asset due to state tax law changes.
Net sales for the third quarter of 2007 were $1,721.7 million on shipments of 1,603,000 tons.  Third-quarter 2007 sales and shipments were approximately 11% and 5% higher, respectively, than in the year-ago period. The company’s average selling price was $1,074 per ton in the third quarter of 2007, approximately 5% higher than the $1,020 per ton average price in the year-ago period.
Third-quarter 2007 operating profit was $163.5 million, or $102 per ton, compared to an operating profit of $55.1 million, or $36 per ton, in the third quarter of 2006.  Adjusted third-quarter 2006 operating profit was $70.9 million, or $47 per ton, excluding one-time, pre-tax labor contract charges of $15.8 million.
“AK Steel once again turned in world-class operating profit exceeding $100 per ton,” said James L. Wainscott, Chairman, President and CEO of AK Steel.  “Notwithstanding somewhat softer market conditions for some products during the quarter, the company’s quarterly performance continued to enhance shareholder value.”
The following schedule reflects the reconciliation of the Non-GAAP quarterly financial measures discussed within this news release:

($ Millions)	Three Months	Three Months
	Ended 9/30/2007	Ended 9/30/2006
Reconciliation to net income
Adjusted net income (excluding items below)	$96.6	$39.7
Costs associated with Butler & Zanesville labor agreements (after-tax)	-	10.7
Provision (benefit) for state tax law changes	(11.8)	3.0
Net income	$108.4	$26.0

Reconciliation to operating profit
Adjusted operating profit (excluding item below)	$163.5	$70.9
Costs associated with Butler & Zanesville labor agreements	-	15.8
Operating profit	$163.5	$55.1

Reconciliation to operating profit per ton
Adjusted operating profit per ton (excluding item below)	$102	$47
Costs associated with Butler & Zanesville labor agreements per ton	$-	$11
Operating profit per ton	$102	$36

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VEBA Settlement Reached With Middletown Works Retirees
On October 8, 2007, AK Steel announced it had reached a settlement agreement with a group of current retirees from its Middletown (OH) Works wherein the company will fund a Voluntary Employees Beneficiary Association (VEBA) health care trust with a total contribution of $663 million over a three-year period.  The agreement is subject to approval by a U.S. District Court in Cincinnati, which is expected to hold a hearing to consider the settlement in the first quarter of 2008.  If the settlement is approved by the court, AK Steel will make an initial trust contribution of $468 million, with three subsequent annual contributions of $65 million each.  It is anticipated that the initial contribution will be made late in the first quarter of 2008.  In exchange for the funding of the VEBA trust, all of AK Steel’s healthcare and welfare obligations (OPEB) to the retirees will transfer from AK Steel to the VEBA trust and thereafter AK Steel will have no further liability with respect to such OPEB obligations.  The transfer will be effective upon approval of the settlement by the court and all claims incurred by the retirees for covered benefits after the effective date will be the responsibility of the VEBA trust.  As of June 30, 2007, AK Steel’s total OPEB liability was approximately $2.1 billion, of which approximately one-half was related to the retirees covered by the settlement agreement.
“We are pleased to have reached this settlement which will serve the interests of both AK Steel and the Middletown Works retirees,” said Mr. Wainscott.
Nine-Month Results
For the first nine months of 2007, AK Steel’s net income was $281.0 million, or $2.51 per share, which included pre-tax, non-cash pension curtailment charges totaling $39.8 million ($24.9 million after-tax) related to labor agreements for the company’s Mansfield and Middletown plants, as well as an increase in the value of the company’s deferred tax assets due to state tax law changes, of approximately $12.0 million.  Excluding these items, net income in the first nine months of 2007 was $293.9 million.  In the comparable 2006 period, net income was $61.3 million, or $0.55 per share, which included after-tax charges of $16.4 million, or $0.15 per share, resulting from the implementation of new labor agreements at the Butler and Zanesville operations, and the reduction in the value of the company’s deferred tax asset due to state tax law changes.
Sales for the first nine months of 2007 were a record $5,311.1 million, compared to $4,486.8 million in the first nine months of 2006.  Operating profit for the first nine months of 2007 was $470.9 million, or $96 per ton shipped, compared to $147.5 million, or $32 per ton on the same basis for the first nine months of 2006.  Excluding the pension curtailment charges, operating profit in the first nine months of 2007 was $510.7 million, or $104 per ton.  Adjusted operating profit for the first nine months of 2006 was $163.3 million, or $35 per ton, and excluded the one-time charges of $15.8 million related to the Butler and Zanesville labor contracts.   The following schedule reflects the reconciliation of the Non-GAAP nine-month financial measures discussed within this news release:

($ Millions)	Nine Months Ended	Nine Months Ended
	9/30/2007	9/30/2006
Reconciliation to net income
Adjusted net income (excluding items below)	$293.9	$77.7
Costs associated with Butler & Zanesville labor agreements (after-tax)	-	10.7
Pension curtailment charges (after-tax)	24.9	-
Provision (benefit) for state tax law changes	(12.0)	5.7
Net income	$281.0	$61.3

Reconciliation to operating profit
Adjusted operating profit (excluding items below)	$510.7	$163.3
Pension curtailment charges	39.8	-
Costs associated with Butler & Zanesville labor agreements	-	15.8
Operating profit	$470.9	$147.5

Reconciliation to operating profit per ton
Adjusted operating profit per ton (excluding items below)	$104	$35
Pension curtailment charges per ton	8	-
Costs associated with Butler & Zanesville labor agreements per ton	$-	$3
Operating profit per ton	$96	$32

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Fourth-Quarter Outlook
AK Steel said that it expects its fourth-quarter 2007 shipments to be comparable to third-quarter 2007 levels, with average per-ton selling prices slightly lower than for its third-quarter 2007 level.  The company also anticipates higher costs in the fourth quarter, as compared to the third quarter, including $20 million of higher planned maintenance outage costs, and an increase of $30 million for LIFO expense.   AK Steel said it expects to report an operating profit of approximately $70 per ton in the fourth quarter of 2007.
Safe Harbor Statement
The statements in this release with respect to future results reflect management’s estimates and beliefs and are intended to be, and hereby are identified as ‘forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management, including those risks and uncertainties discussed in AK Steel’s Annual Report on Form 10K for the year ended December 31, 2006.  Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.
About AK Steel
AK Steel produces flat-rolled carbon, stainless and electrical steels, as well as tubular steel products for the automotive, appliance, construction and manufacturing markets.  Additional information about AK Steel is available on the company’s web site at www.aksteel.com.

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AK Steel Holding Corporation
Statements of Operations
(Unaudited)
(Dollars and Shares in Millions, Except Per Share and Per Ton Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Shipments (000 tons)	1,603.0	1,522.6	4,910.6	4,648.5
Selling price per ton	$1,074	$1,020	$1,082	$965

Net sales	$1,721.7	$1,553.6	$5,311.1	$4,486.8

Cost of products sold	1,453.5	1,388.3	4,486.5	4,025.6
Selling and administrative expenses	55.4	50.7	164.9	155.3
Depreciation	49.3	48.7	149.0	147.6
Pension curtailment charges	-	10.8	39.8	10.8
Total operating costs	1,558.2	1,498.5	4,840.2	4,339.3

Operating profit	163.5	55.1	470.9	147.5

Interest expense	14.9	22.4	56.4	66.5
Other income	4.5	5.0	12.7	14.6

Income before income taxes	153.1	37.7	427.2	95.6

Income tax provision (benefit) due to state tax law changes	(11.8)	3.0	(12.0)	5.7
Income tax provision	56.5	8.7	158.2	28.6

Net income	$108.4	$26.0	$281.0	$61.3

Basic earnings per share:
Net income	$0.98	$0.24	$2.54	$0.56

Diluted earnings per share:
Net income	$0.97	$0.23	$2.51	$0.55

Weighted average shares outstanding:
Basic	111.0	109.9	110.7	109.8
Diluted	112.1	110.5	111.8	110.4

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AK Steel Holding Corporation
Consolidated Balance Sheets
(Dollars in millions, except per share amounts)

	(Unaudited)
	September 30,	December 31,
	2007	2006

Assets
Current Assets
Cash and cash equivalents	$425.6	$519.4
Accounts and notes receivables, net	741.3	696.8
Inventories, net	730.3	857.6
Other current assets	440.9	473.7
Total Current Assets	2,338.1	2,547.5

Property, plant and equipment	5,085.8	5,021.5
Accumulated depreciation	(3,036.5)	(2,888.1)
Property, plant and equipment, net	2,049.3	2,133.4
Other	795.5	836.7

Total Assets	$5,182.9	$5,517.6

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$577.4	$567.1
Other accruals	257.8	207.4
Current portion of long term debt	0.4	-
Current portion of pension & other postretirement benefit obligations	157.0	157.0
Total Current Liabilities	992.6	931.5

Long-term debt	664.9	1,115.2
Pension & other postretirement benefit obligations	2,669.6	2,927.6
Other liabilities	156.3	126.3

Total Liabilities	4,483.4	5,100.6

Shareholders' Equity
Common stock - 2007; authorized 200,000,000 shares of $0.01 par value each; 120,294,352 shares issued; 111,501,828 shares outstanding	1.2	1.2
Additional paid-in capital	1,864.9	1,841.4
Treasury stock - 2007; 8,792,524 shares at cost	(126.2)	(124.4)
Accumulated deficit	(1,021.8)	(1,296.1)
Accumulated other comprehensive loss	(18.6)	(5.1)
Total Shareholders' Equity	699.5	417.0

Total Liabilities and Shareholders' Equity	$5,182.9	$5,517.6

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AK Steel Holding Corporation
Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Nine Months Ended
	September 30,
	2007	2006

Cash Flow From Operating Activities:
Net income	$281.0	$61.3
Depreciation	149.0	147.6
Amortization	12.6	6.9
Deferred taxes	88.1	38.1
Contributions to the pension trust	(250.0)	(134.0)
Pension and other postretirement benefit expense
in excess of (less than) payments	(48.9)	17.0
Pension curtailment charges	39.8	10.8
Working capital	131.9	(142.0)
Other, net	(3.2)	(10.2)
Net Cash Flow From Operating Activities	400.3	(4.5)

Cash Flow From Investing Activities:
Capital investments	(63.5)	(52.2)
Investments - net	4.4	(8.4)
Proceeds from draw on restricted funds for emission control expenditures	2.5	8.0
Other, net	0.8	0.3
Net Cash Flow From Investing Activities	(55.8)	(52.3)

Cash Flow From Financing Activities:
Principal payments on long-term debt	(450.0)	-
Fees related to new credit facility	(2.6)	-
Proceeds from exercise of stock options	9.1	2.4
Purchase of treasury stock	(1.8)	(0.6)
Tax benefits from stock-based compensation	6.1	-
Other, net	0.9	2.2
Net Cash Flow From Financing Activities	(438.3)	4.0

Net Decrease in Cash	(93.8)	(52.8)

Cash and Cash Equivalents, Beginning	519.4	519.6

Cash and Cash Equivalents, Ending	$425.6	$466.8

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AK Steel Holding Corporation
(Unaudited)

Steel Shipments

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Tons Shipped by Product (000's)
Stainless/Electrical	259.1	271.0	805.6	806.2
Coated	666.4	658.8	2,020.8	2,106.7
Cold Rolled	367.8	254.1	1,005.6	756.6
Tubular	33.7	39.0	112.1	132.6
Subtotal Value-added Shipments	1,327.0	1,222.9	3,944.1	3,802.1

Hot Rolled	218.2	218.5	766.3	644.0
Secondary	57.8	81.2	200.2	202.4
Subtotal Non Value-added Shipments	276.0	299.7	966.5	846.4

Total Shipments	1,603.0	1,522.6	4,910.6	4,648.5

Shipments by Product (%)
Stainless/Electrical	16.2%	17.8%	16.4%	17.3%
Coated	41.6%	43.3%	41.2%	45.3%
Cold Rolled	22.9%	16.7%	20.5%	16.3%
Tubular	2.1%	2.5%	2.3%	2.9%
Subtotal Value-added Shipments	82.8%	80.3%	80.4%	81.8%

Hot Rolled	13.6%	14.4%	15.6%	13.9%
Secondary	3.6%	5.3%	4.0%	4.3%
Subtotal Non Value-added Shipments	17.2%	19.7%	19.6%	18.2%

Total Shipments	100.0%	100.0%	100.0%	100.0%

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